Exhibit No. 24

ARMSTRONG HOLDINGS, INC.

CERTIFICATION REGARDING

POWER OF ATTORNEY

I, Walter T. Gangl, Deputy General Counsel and Assistant Secretary of Armstrong Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that a meeting of the Board of Directors of said corporation duly held on the 16th day of April, 2007, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.

RESOLVED That the form of the Company’s 2006 annual report on Form 10-K reviewed by the Board is approved, and the execution thereof on behalf of the Company, with such changes therein and additions or deletions thereto as legal counsel to the Company may approve, and the filing thereof with the Securities and Exchange Commission after being executed by the requisite number of directors personally or by their respective attorneys-in-fact, are authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 16th day of April, 2007.

/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and
Assistant Secretary

Exhibit No. 24

ARMSTRONG HOLDINGS, INC.

POWER OF ATTORNEY

RE: 2006 ANNUAL REPORT ON FORM 10-K

I, Michael D. Lockhart, as a Director of Armstrong Holdings, Inc., do hereby constitute and appoint, JOHN N. RIGAS or, in the case of his absence or inability to act as such, WALTER T. GANGL, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

/s/ Michael D. Lockhart
Michael D. Lockhart
Dated: April 16, 2007

All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ only from the form of the foregoing in that they are executed by the following parties in the capacities and on the dates as indicated.

M. Edward Sellers	Director	March 27, 2007
Jerre L. Stead	Director	March 26, 2007